UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 12, 2006

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

Innovative Packaging Technologies, Inc., a subsidiary of UTEK Corporation (AMEX & LSE-AIM: UTK), was acquired by Liberty Diversified Holdings, Inc., in a tax-free stock-for-stock exchange. Liberty Diversified Holdings, Inc. issued 15,437,500 shares of unregistered common stock to UTEK Corporation in exchange for 100% of the issued and outstanding shares of Innovative Packaging Technologies, Inc. The shares acquired in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Innovative Packaging Technologies, Inc. holds two licenses for technologies developed by researchers at the University of Arkansas. The first technology is an all-natural, edible antimicrobial packaging film, which as been designated to protect consumers against common food-borne illnesses caused by pathogens such as Salmonella and E. coli. The second technology is a variable image packaging film that can potentially double the viewable surface area of packaging products by allowing the film to transmit two separate images. A change in the perceived image is accomplished using a series of lenticular lenses to compress areas of an original image and refract them at a specified angular range, achieving a ‘flash’ effect for customers traveling past the products.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable

(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2006	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer